Exhibit 99.1

UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

* * *

)
D.E. SHAW LAMINAR PORTFOLIOS,	)
LLC, et al.,	)
	)	2:07-CV-01146-PMP-LRL
Plaintiffs,	)
)
v.	)
	)	ORDER
)
ARCHON CORP.,	)
)
Defendant.	)
)

Presently before the Court is Plaintiffs’ Motion for Partial Summary Judgment (Doc. #32), filed on December 6, 2007. Defendant filed an Opposition (Doc. #37) on January 7, 2008. Plaintiffs filed a Reply (Doc. #50) on February 1, 2008. At the Court’s direction, the parties filed supplemental briefing on the issue of subject matter jurisdiction. Plaintiffs filed Additional Authorities and Argument on Subject Matter Jurisdiction (Doc. #77) on June 9, 2008. Defendant filed a Supplemental Memorandum of Law on the Issue of This Court’s Subject Matter Jurisdiction (Doc. #76) on June 9, 2008.

Also before the Court is Plaintiffs’ Motion to Strike Affirmative Defenses (Doc. #51), filed on February 1, 2008. Defendant filed an Opposition (Doc. #59) on February 22, 2008. Plaintiffs filed a Reply (Doc. #68) on March 17, 2008. The Court held a hearing on this matter on May 19, 2008.

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I. BACKGROUND

In 1993, Defendant Archon Corp. (“Archon”),1 a Nevada corporation, issued a class of equity securities designated as Exchangeable Redeemable Preferred Stock (“Exchangeable Preferred Stock” or “EPS”). (Am. Compl. [Doc. #27] ¶¶ 18-19; Ans. [Doc. #44] ¶¶ 18-19.) Plaintiffs are primarily a variety of hedge funds and money managers who hold EPS. (Am. Compl. ¶¶ 7-16.)

The Certificate of Designation of the Exchangeable Redeemable Preferred Stock of Sahara Gaming Corporation (“Certificate”) is the contract between Archon and the EPS holders, and details the rights of EPS holders. (Mot. for Summ. J., Ex. 1.) The Certificate provides, in relevant part:

1. Designation and Rank. . . Shares of the Exchangeable Preferred Stock shall have a liquidation preference of $2.14 per share plus accrued and unpaid dividends, thereon, subject to Section 7(a).

. . .

2. Cumulative Dividends Priority.

(a) Payment of Dividends. The holders of record of shares of Exchangeable Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefore, cumulative case dividends at a rate per annum per share (the “Dividend Rate”) initially set at 8% of (i) $2.14 plus (ii) accrued but unpaid dividends as to which a Dividend Payment Date (as defined below) has occurred.

. . .

Dividends shall accrue from the date of issuance and be payable semi-annually in arrears on the 31st day of March and the 30th day of September in each year . . . commencing on March 31, 1994 (each of such dates a “Dividend Payment Date”); provided, however, that on any or all of the first six Dividend Payment Dates the Company may, at its option, pay dividends on the Exchangeable Preferred Stock, in the form of additional shares of Exchangeable Preferred Stock at the rate per annum of 0.08 shares of additional Exchangeable Preferred Stock for every share of Exchangeable Preferred Stock entitled to received [sic] a dividend. If all Exchangeable Preferred Stock has not been redeemed prior to the tenth Dividend Payment Date, the Dividend rate will increase by an additional 0.50% per annum per share on each Dividend Payment Date until either the Dividend Rate reaches a rate per annum per share of 16% or the Exchangeable Preferred Stock is redeemed or exchanged by the Company as set forth herein. In no circumstances will the Dividend Rate exceed 16% per annum per share.

[1]	Archon previously was named Sahara Gaming Corporation.

. . .

3. Optional Redemption.

(a) General

(i) . . . [T]he shares of Exchangeable Preferred Stock may be redeemed, in whole or in part, at the election of the Company, upon notice as provided in Section 3(b), by resolution of the Board of Directors, . . . at a redemption price equal to the Liquidation Preference.

. . .

7. Liquidation Rights; Priority . . .

[The Liquidation Preference is an amount] per share equal to the sum of (i) $2.14, plus (ii) an amount equal to all accrued but unpaid dividends for the then current Dividend Period, through the date of liquidation, dissolution, or winding up, plus all prior Dividend Periods, whether or not declared. . . .

(Id.)

Archon elected to make payment in kind dividend payments in lieu of cash on the first six dividend payment dates. (Compl. ¶ 24; Am. Ans. ¶ 24.) After the first six payments, Archon accrued cumulative dividends rather than pay cash. (Compl. ¶ 25; Am. Ans. ¶ 25.) Archon has not, prior to this lawsuit, paid a cash dividend on the EPS. (Compl. ¶ 25; Am. Ans. ¶ 25.) The Certificate provides that dividends accrue to the extent not declared. (Mot. for Summ. J., Ex. 1.) The EPS dividends were fully cumulative, meaning there is no time limit as to how long they can accrue. (Id.) Dividends were to accrue on the EPS at an increasing dividend rate if not paid. (Opp’n, Ex. A, Decl. of Paul Lowden [“Lowden Decl.”].)

Shares of the EPS could be redeemed at any time, at Archon’s election, upon notice and by resolution of Archon’s Board of Directors and upon payment of a redemption price equal to the liquidation preference for such shares. (Mot. for Summ. J., Ex. 1.) On July 31, 2007, Archon issued a Notice of Redemption of Preferred Stock (“Notice”), indicating it would redeem each outstanding share of EPS for $5.241 per share, which Archon claimed included all accrued but unpaid dividends. (Mot. for Summ. J., Ex. 2.) Archon redeemed the EPS on August 31, 2007 for $5.241 per share. (Am. Ans. ¶ 25.)

Plaintiffs brought suit in this Court on August 27, 2007 for breach of contract (count one), anticipatory breach (count two), and declaratory relief (count three), alleging Archon did not properly calculate the EPS dividends and liquidation preference according to the Certificate’s terms. Plaintiffs now move for partial summary judgment on the issue of breach. Plaintiffs also move to strike several of Archon’s affirmative defenses. Archon argues the Certificate is ambiguous, parol evidence is admissible to interpret it, and therefore summary judgment is premature and inappropriate. Archon also argues it should be permitted to offer evidence in support of its affirmative defenses. Additionally, Archon argues Plaintiffs do not have standing to bring this action because they are not holders of record.

II. LEGAL STANDARD

Summary judgment is appropriate if “the pleadings, depositions, answers to interrogatories, and admissions on file, together with the affidavits, if any” demonstrate “there is no genuine issue as to any material fact and . . . the moving party is entitled to a judgment as a matter of law.” Fed. R. Civ. P. 56(c). The substantive law defines which facts are material. Anderson v. Liberty Lobby, Inc., 477 U.S. 242, 248 (1986). “Only disputes over facts that might affect the outcome of the suit under the governing law will properly preclude the entry of summary judgment. Factual disputes that are irrelevant or unnecessary will not be counted.” Id. A dispute over a material fact is “genuine” if “the evidence is such that a reasonable jury could return a verdict for the nonmoving party.” Id. Where a party fails to offer evidence sufficient to establish an element essential to its case, no genuine issue of material fact can exist, because “a complete failure of proof concerning an essential element of the nonmoving party’s case necessarily renders all other facts immaterial.” Celotex Corp. v. Catrett, 477 U.S. 317, 322-23 (1986).

The party moving for summary judgment bears the initial burden of showing the absence of a genuine issue of material fact. Fairbank v. Wunderman Cato Johnson, 212 F.3d 528, 531 (9th Cir. 2000). The burden then shifts to the non-moving party to go beyond the pleadings and set forth specific facts demonstrating there is a genuine issue for trial. Id.; Far Out Prods., Inc. v. Oskar, 247 F.3d 986, 997 (9th Cir. 2001). All justifiable inferences must be viewed in the light most favorable to the non-moving party. County of Tuolumne v. Sonora Cmty. Hosp., 236 F.3d 1148, 1154 (9th Cir. 2001).

III. DISCUSSION

A. Standing

Archon argues Plaintiffs lack standing because they are not EPS holders of record and only holders of record have rights under the Certificate. Plaintiffs respond by acknowledging they are not holders of record, but Plaintiffs argue they are beneficial owners, which means they are the real party in interest in the suit and thus have standing to sue.

To satisfy Article III standing requirements, a plaintiff must show that: (1) he has suffered an injury in fact that is (a) concrete and particularized; and (b) actual or imminent, not conjectural or hypothetical; (2) the injury is fairly traceable to the defendant’s challenged action; and (3) it is likely, as opposed to merely speculative, that a favorable decision will redress the injury. Earth Island Inst. v. Ruthenbeck, 490 F.3d 687, 693 (9th Cir. 2007). The party asserting jurisdiction bears the burden of establishing standing. Nuclear Info. & Res. Serv. v. Nuclear Regulatory Comm’n, 457 F.3d 941, 951 (9th Cir. 2006).

“Under common industry practice, most publicly traded stock is held in the ‘street name’ of brokerage houses for the benefit of their customers.” Silber v. Mabon, 957 F.2d 697, 699 (9th Cir. 1992); see also Blum v. BankAtlantic Fin. Corp., 925 F.2d 1357, 1359 n.3 (11th Cir. 1991) (recognizing that banks and brokerage houses “frequently”

function as an owner of record on an individual or institutional investor’s behalf). Generally, “only brokerage houses or other ‘record owners’ appear on official corporate transfer records.” Silber, 957 F.2d at 699. However, “the actual interest in the stock (and consequently, the interest in any lawsuit relating to the stock) is that of the beneficial owner.” Id. For example in the context of a class action, due process requires that beneficial owners be given adequate notice of the suit, and they have standing to challenge the notice procedures. Id. at 699. Likewise, beneficial owners can have standing to sue, even if the contract purports to reserve that right to registered holders. See Allan Applestein v. Province of Buenos Aires, 415 F.3d 242, 245-46 (2d Cir. 2005).

Plaintiffs do not lack standing because of their status as beneficial owners rather than holders of record. Because beneficial owners have an interest in the stock, and therefore an interest in a suit relating to the stock, Plaintiffs, as beneficial owners, have standing to sue over issues concerning EPS. Moreover, Archon did not limit redemption to holders of record. Rather, the Notice contemplated parties other than holders of record redeeming the EPS, and offered instructions on how to redeem in that situation. (Mot. for Summ. J., Ex. 2.) The Notice mentions beneficial owners, and requires that if the party redeeming the stock is not the registered holder, the letter must be endorsed by the registered holder. Id. This demonstrates that the redemption, and benefits arising from it, were not limited to holders of record. Plaintiffs’ interest in the suit as beneficial owners of EPS gives them standing to sue regarding rights arising from their ownership of EPS stock.

B. Motion for Partial Summary Judgment

Plaintiffs argue they are entitled to summary judgment on the issue of the Certificate’s interpretation because the Certificate’s terms are unambiguous and establish that Archon’s calculation of the redemption price is incorrect. Plaintiffs further argue extrinsic evidence is not admissible to alter or vary the Certificate’s terms. Archon responds that the Certificate is ambiguous as a matter of law and that parol evidence is admissible to show an agreement is ambiguous. Archon further argues Plaintiffs’ interpretation impermissibly depends on punctuation, and is not correct when viewed in the context of the Certificate as a whole. Finally, Archon argues that Plaintiffs’ interpretation is not correct because it results in compounding, which is not a permissible interpretation of a contract unless the contract explicitly provides for compounding. Finally, Archon argues summary judgment is not appropriate because several affirmative defenses are pending.

1. Ambiguity

Plaintiffs argue the Certificate is not ambiguous because it is reasonably susceptible to only one interpretation. Archon responds the Certificate is ambiguous on its face. At the center of the dispute is Section 2(a) of the Certificate which provides, in relevant part:

(a) Payment of Dividends. The holders of record . . . shall be entitled to receive . . . cumulative cash dividends at a rate per annum per share (the “Dividend Rate”) initially set at 8% of (i) $2.14 plus (ii) accrued but unpaid dividends as to which a Dividend Payment Date (as defined below) has occurred.

Plaintiffs claim the unambiguous meaning of this provision is that the Dividend Rate applies to the sum of (i) and (ii). Archon disagrees with this interpretation, but does not proffer an alternate interpretation.

The interpretation of a contract when facts are not in dispute is a question of law. Shelton v. Shelton, 78 P.3d 507, 510 (Nev. 2003). “‘A contract is ambiguous if it is reasonably susceptible to more than one interpretation.’” Id. (quoting Margrave v. Dermody Prop., 878 P.2d 291, 293 (Nev. 1994)). The existence of an ambiguity is a question of law for the Court. Ins. Co. of N. Am. v. Hilton Hotels U.S.A., Inc., 908 F. Supp. 809, 814 (D. Nev. 1995) (citing Margrave, 878 P.2d at 293). It is well settled that a court should enforce a contract as it was written, should not create a new contract by rewriting unambiguous terms, and has no power to create a new contract. Id. at 814-15.

A court first should view an instrument as a whole to ascertain its true meaning, and if that is apparent, punctuation should not change that meaning. Ewing’s Lessee v. Burnet, 36 U.S. 41, 52 (1837). Punctuation and grammar can play a significant role in determining meaning. See United States v. Ron Pair Enter., 489 U.S. 235, 241-42 (1989). Indeed, punctuation may “mandate” a particular reading of a text. Id. For example, in one case, a defendant’s liability under a contract depended on the use of a semi-colon rather than a colon. Slottow v. Am. Cas. Co. of Reading, Pa., 10 F.3d 1355, 1361 (9th Cir. 1993).

If a contract is ambiguous, the Court should look beyond its express terms to circumstances and conduct of the parties. Shelton, 78 P.3d at 510. However, extraneous evidence cannot be used to explain the meaning of a contract that is unambiguous on its face. Kaldi v. Farmers Ins. Exch., 21 P.3d 16, 21 (Nev. 2001).2 To admit parol evidence to create ambiguity would “eviscerate” the parol evidence rule. Id. at 22.

The Certificate is not ambiguous. As written, the dividend rate applies to the sum of (i) and (ii). To read it otherwise requires changing the meaning as it is written and disregarding an entire clause. Moreover, while Archon argues the Certificate is facially ambiguous, it has not demonstrated how it is reasonably susceptible to more than one meaning by offering an alternative reasonable interpretation. Finally, punctuation, or clause numbering, in Section 2(a) is essential to its meaning. Removing the numbering would render an unambiguous phrase ambiguous.

Likewise, looking to the rest of the Certificate’s provisions does not raise the possibility of another meaning. Archon argues reading Section 2(a) in the context of the Certificate speaks against Plaintiffs’ interpretation because it results in two different terms

[2]

Archon relies on Russ v. General Motors Corp., 906 P.2d 718, 723 (Nev. 1995), for the proposition that the Court should consider parol evidence to determine the existence of ambiguity in a contract. In Russ, the Court stated that “a court should provisionally receive all credible evidence concerning a party’s intentions to determine whether the language . . . is reasonably susceptible to the interpretation urged by the party.” 906 P.2d at 723. However, the Nevada Supreme Court later held this statement was dicta, not controlling, and not good law. Kaldi v. Farmers Ins. Exch., 21 P.3d 16, 22 (Nev. 2001).

referring to the same quantity. In one section, the Certificate defines the term “Liquidation Preference” as “the sum of (i) $2.14 plus (ii) an amount equal to all accrued but unpaid dividends.” Then, Section 2(a) states, “the Dividend Rate, initially set at 8% of (i) $2.14 plus (ii) accrued but unpaid dividends. . . ..” Archon argues that if it intended the rate to apply to the sum of (i) and (ii), the drafters would not have spelled out (i) and (ii) in Section 2(a), but rather would have referred to the sum as the “Liquidation Preference.” Archon therefore argues that because Section 2(a) does not refer to the Liquidation Preference, the drafters did not intend that the rate apply both to (i) and (ii). The Court does not find this argument persuasive. That two terms express the same amount does not necessarily support an inference that one of the terms must refer to something else. This is true especially when, as is the case here, the terms are located in separate sections of the document focusing on different topics: dividends and redemption.

The Certificate is not ambiguous because there are no objective indicia of ambiguity, and no alternative reasonable interpretation. Because the Certificate is not ambiguous on its face, parol evidence is not admissible to create an ambiguity.

2. Compounding

Archon argues that Nevada law precludes Plaintiffs’ interpretation of the Certificate because it does not provide for compound interest, and a document must provide for compound interest explicitly; otherwise interest must be interpreted as simple. Plaintiffs respond they seek dividends, not interest, and the Certificate provides for compounding in the calculation of the redemption price. The parties agree that Plaintiffs’ interpretation of the Certificate results in compounding.

When a contract provides for interest, without specifying whether the interest is compound or simple, there is a presumption that the interest is simple. See Campbell v. Lake Terrace, Inc., 905 P.2d 163, 165 (Nev. 1995). Similarly, where an interest rate is absent, or a provision is ambiguous, a court may consider parol evidence to resolve the missing term or ambiguity. See Mastro v. Witt, 39 F.3d 238, 244 (9th Cir. 1994).

Dividends, not interest are at issue. Consequently, Archon’s arguments concerning interest do not apply. Moreover, while the Certificate does not contain the term “compound,” it provides a formula that results in compounding. Thus, Plaintiffs do not seek to imply compounding; rather the Certificate provides the means of calculating the dividends, which results in compounding. This fact distinguishes the Certificate from a contract that mentions only “interest” without specifying whether it is compound because the Certificate contained a specific method of calculation. Because Section 2(a) provides a formula that results in compounding, the absence of the term “compound” does not make the provision ambiguous, such as a contract that refers only to interest. Nevada law concerning interest therefore does not preclude Plaintiffs’ interpretation of the Certificate.

3. Stay Pursuant to Federal Rule of Civil Procedure Rule 56(f)

Archon argues that if Plaintiffs’ motion is not denied, it should be continued so that Archon may conduct discovery to oppose the motion fully. Archon argues it needs discovery to develop parol evidence to demonstrate the parties’ true intentions. Plaintiffs argue parol evidence is inadmissible in this case, so no discovery is relevant to interpreting the meaning of the unambiguous Certificate; thus a stay is not appropriate.

“A Rule 56(f) request must have an affidavit that (1) shows what evidence is being sought, (2) delineates specific reasons why such evidence is presently unavailable, and (3) demonstrates how this evidence is reasonably expected to create triable issues.” Interstate Commercial Bldg. Serv., Inc. v. Bank of Am. Nat’l Trust & Sav. Ass’n, 23 F. Supp. 2d 1166, 1171 (D. Nev. 1998) (citing Visa v. Bankcard Holders, 784 F.2d 1472 (9th Cir. 1986)). The party may not rely on vague assertions of needed discovery of unspecified facts. Id.

Archon offers a declaration in support of its purported need for the drafting history of the Certificate, the parties’ intent and reasonable business expectations, the parties’ subsequent acts, and business custom and usage. However, the information Archon seeks to discover is for the purpose of offering parol evidence to demonstrate that the Certificate is ambiguous. Archon premises its request for discovery on its incorrect understanding that Nevada allows the provisional receit of parol evidence to determine whether an ambiguity exists.

Generally, parol evidence is inadmissible for the purpose of demonstrating the existence of an ambiguity. Kaldi v. Farmers Ins. Exch., 21 P.3d 16, 22 (Nev. 2001). Parol evidence may be admissible to show an ambiguity in the narrow circumstance that a phrase or term may have a particular meaning that is not apparent from the face of the document. Id. In such a case, parol evidence may be admissible to show the parties’ understanding of that term. Id. Parol evidence, however, is not admissible to substitute language of a complete section of an agreement. Id.

Under the general rule, parol evidence is not admissible to clarify the Certificate’s meaning because the Certificate is not ambiguous. Moreover, this case does not fit within the exception discussed in Kaldi because Archon’s allegation of ambiguity does not concern a specific term or phrase that may have an unknown meaning to the parties. Rather, the parol evidence Archon seeks to discover and admit would be for the purpose of altering an entire section of the Certificate, and parol evidence is not admissible for that purpose. Thus, the evidence Archon seeks to discover is not reasonably expected to create triable issues. The Court therefore will deny Archon’s request for a Rule 56(f) stay.

4. Summary Judgment While Affirmative Defenses Are Pending

Archon argues summary judgment in Plaintiffs’ favor is inappropriate because Archon has pled various affirmative defenses, any of which, if successful, would absolve it of liability. Plaintiffs respond that partial summary judgment is appropriate despite pending affirmative defenses because affirmative defenses can be litigated separately and Plaintiffs’ claims still may be dismissed if those affirmative defenses ultimately are successful.

Summary judgment may be used in the area of affirmative defenses. Dam v. Gen’l Elec. Co., 265 F.2d 612, 614 (9th Cir. 1958). For instance, a court may grant a defendant summary judgment based on an affirmative defense. Id. Likewise, a court may grant a summary judgment in favor of a plaintiff regarding a defendant’s affirmative defenses. See Geurin v. Winston Indus., Inc., 316 F.3d 879, 881 (9th Cir. 2002).

Plaintiffs, however, are moving only for partial summary judgment, and do not seek summary judgment on Archon’s affirmative defenses. No law provided by the parties, or located by the Court suggests that granting partial summary judgment on one issue, while leaving open the possibility of litigating affirmative defenses separately, would be procedurally problematic. Partial summary judgment in Plaintiffs’ favor would not preclude Archon from litigating any remaining affirmative defenses. It therefore is not inappropriate for this Court to grant partial summary judgment despite the existence of pending affirmative defenses.

C. Motion to Strike Affirmative Defenses

Plaintiffs move to strike several of the affirmative defenses Archon pled in its Amended Answer: Plaintiffs’ lack of standing, equitable estoppel, unclean hands, and statute of limitations. The Court already has addressed standing.

Federal Rule of Civil Procedure 12(f) provides that “the court may order stricken from any pleading any insufficient defense or any redundant, immaterial, impertinent, or scandalous matter.” Affirmative defenses that are insufficient as a matter of law should be stricken. Donovan v. Schmoutey, 592 F. Supp. 1361, 1402 (D. Nev. 1984). However, “[f]ederal courts generally disfavor motions to strike.” Germaine Music v. Universal Songs of Polygram, 275 F. Supp. 2d 1288, 1300 (D. Nev. 2003). “A court must view the pleading under attack in the light most favorable to the pleader” and should not weigh the sufficiency of evidence in evaluating a motion to strike. Cardinale v. La Petite Acad., Inc., 207 F. Supp. 2d 1158, 1162 (D. Nev. 2002). Whether to strike affirmative defenses is within the Court’s discretion. 389 Orange Street Partners v. Arnold, 179 F.3d 656, 665 (9th Cir. 1999); Fed. Sav. & Loan Ins. Corp. v. Gemini Mgmt. 921 F.2d 241, 244 (9th Cir. 1990).

1. Equitable Estoppel

Archon asserts the affirmative defense of equitable estoppel on the theory that Plaintiffs knew how Archon would calculate its preferences, and therefore Plaintiffs should be estopped from enforcing the contract under a different calculation of preferences. Plaintiffs argue the Court should strike the defense because Archon did not allege each element of equitable estoppel and thus the defense is legally insufficient.

“‘Equitable estoppel functions to prevent the assertion of legal rights that in equity and good conscience should not be available due to a party’s conduct.’” In re Estate of Prestie, 138 P.3d 520, 525 (Nev. 2006) (quoting In re Harrison Living Trust, 112 P.3d 1058, 1061-62 (Nev. 2005)). Equitable estoppel requires that “(1) the party to be estopped must be apprised of the true facts, (2) he must intend that his conduct shall be acted upon, or must so act that the party asserting estoppel has the right to believe it was so intended; (3) the party asserting the estoppel must be ignorant of the true state of facts; (4) he must have relied to his detriment on the conduct of the party to be estopped.” In re Harrison Living Trust, 112 P.3d at 1062; see also Pellegrini v. State, 34 P.3d 519, 531 (Nev. 2001) (holding that equitable estoppel requires justifiable reliance by the party invoking the doctrine). Whether to apply equitable estoppel is within the Court’s discretion. Id. The Court should strike the affirmative defense of equitable estoppel when a defendant does not allege the necessary elements. Donovan, 592 F. Supp. at 1403.3

[3]

Archon relies on In re Harrison Living Trust, 112 P.3d at 1061-62 for the proposition that it need not allege all of the elements of equitable estoppel. In Harrison, the Court upheld the district court’s determination that equitable estoppel was appropriate, despite the district court’s failure to make specific findings as to each element. Id. at 1062. The Court did not hold that not all elements were necessary, but rather held that because the facts were undisputed, the Court could “imply findings when . . . the evidence clearly supports the district court’s conclusion.” Id. This holding does not excuse a defendant from pleading each element of equitable estoppel.

Archon has not plead the reliance element of equitable estoppel, or any facts that would support a fair inference of reliance. Moreover, given that Archon authored the Certificate, which constitutes the contract at issue, and Plaintiffs bought the EPS based on the Certificate’s terms, there exists no apparent manner Archon could have relied on Plaintiffs. Due to this deficiency in pleading the requisite elements of estoppel, and no apparent basis for how the elements of equitable estoppel might apply in this case, this Court will grant Plaintiffs’ motion to strike Archon’s affirmative defense of equitable estoppel.

2. Unclean Hands

Archon argues the doctrine of unclean hands bars Plaintiffs’ claims because its method of calculating the EPS liquidation preference had been disclosed in its filings with the Securities and Exchange Commission (“SEC”), which are publicly available. Archon argues Plaintiffs therefore had constructive or actual notice of Archon’s calculation method and Plaintiffs purchased the shares in bad faith with the intent to take advantage of the ambiguous language in the Certificate and reap an unjust inflated price for their stock. Plaintiffs argue this defense is immaterial because if they prevail on summary judgment and the Court finds the Certificate is unambiguous, they could not be taking advantage of the Certificate’s ambiguous language. Plaintiffs further argue they did not have notice that Archon would calculate the preference differently. Finally, Plaintiffs argue that Archon has not pled the elements of unclean hands and that unclean hands is not available as a defense except when an equitable remedy is sought.4

[4]

Archon argues Plaintiffs are seeking equitable relief because declaratory relief is equitable in nature. However, declaratory relief is neither equitable nor legal, but rather depends on the underlying claim. Transamerica Occidental Life Ins. Co. v. DiGregorio, 811 F.2d 1249,1251 (9th Cir. 1987). A contractual claim to benefits is legal, and thus declaratory relief arising from such a claim is legal. Id. All of Plaintiffs’ claims therefore are legal and not equitable.

The doctrine of unclean hands “‘bars a party from receiving equitable relief because of that party’s own inequitable conduct.’” Las Vegas Fetish & Fantasy Halloween Ball, Inc. v. Ahern Rentals, Inc., 182 P.3d 764, 766 (Nev. 2008) (quoting Food Lion, Inc. v. S.L. Nusbaum Ins. Agency, Inc., 202 F.3d 223, 228 (4th Cir. 2000)). The unclean hands doctrine applies to situations in which a party’s conduct relating to the subject matter of the litigation has been unconscientious, unjust, or in bad faith. Id. In determining whether the unclean hands doctrine applies, the Court must consider “(1) the egregiousness of the misconduct at issue, and (2) the seriousness of the harm caused by the misconduct.” Id. at 767. The Court has broad discretion in applying these factors. Id.

Whether unclean hands can be invoked in a legal, as opposed to equitable, claim has not been addressed squarely in Nevada. However, the Nevada Supreme Court has contemplated the doctrine only in relation to equitable relief. See id.; Banks v. Sunrise Hosp., 102 P.3d 52, 66 (Nev. 2004); Evans v. Dean Witter Reynolds, Inc., 5 P.3d 1043, 1050 (Nev. 2000). Moreover, the Court has stated that the doctrine “precludes a party from attaining an equitable remedy” and that the doctrine applies “only when” the unclean hands factors weigh against granting equitable relief. Las Vegas Fetish & Fantasy Halloween Ball, Inc., 182 P.3d at 766-67.

Though the Court has not explicitly precluded a party seeking legal relief from applying the unclean hands doctrine, the Court’s holdings imply the defense is limited to equitable relief. Whether the unclean hands doctrine could apply in this case therefore is doubtful. Moreover, the “misconduct” Archon alleges consists only of Plaintiffs’ plan to rely on the ambiguous language in the Certificate to their own advantage. This Court, however, has determined that the Certificate is not ambiguous and that the only reasonable interpretation is the one on which Plaintiffs rely. Thus, that Plaintiffs seek to enforce the Certificate’s unambiguous terms cannot constitute egregious misconduct. Because unclean hands likely does not apply as a defense to Plaintiffs’ claims for legal relief and Archon has not alleged egregious misconduct to support an application of the defense, the Court will grant Plaintiffs’ motion to strike Archon’s affirmative defense of unclean hands.

3. Statute of Limitations

Archon argues the statute of limitations bars Plaintiffs’ claims because Archon originally calculated the redemption price years ago when it made various filings with the SEC, and the clock should start running at that point. Plaintiffs argue that their injury did not occur until July or August 2007, when Archon announced the redemption and redemption price. The parties now agree the statute of limitations does not bar Plaintiffs’ claims and Plaintiffs’ action did not accrue until the date of redemption. The Court therefore will grant Plaintiffs’ motion to strike Archon’s statute of limitations affirmative defense.

IV. CONCLUSION

IT IS THEREFORE ORDERED that Plaintiffs’ Motion for Partial Summary Judgment (Doc. #32) is hereby GRANTED.

IT IS FURTHER ORDERED Plaintiffs’ Motion to Strike Affirmative Defenses (Doc. #51) is hereby GRANTED.

DATED: August 6, 2008.

/s/ PHILIP M. PRO
PHILIP M. PRO
United States District Judge

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